UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On May 22, 2008, the Company announced that its Board of Directors received a letter, dated May 21, 2008, from David B. Pomeroy, II, a director of the Company and its largest stockholder, advising the Board that he has entered into an agreement with a new financial partner, ComVest Investment Partners III LP, for the purpose of submitting a joint proposal to acquire all of the outstanding common stock of the Company not owned by Mr. Pomeroy for a price of $6.00 per share.   On May 16, 2008, the Company announced that Charlesbank Equity Fund VI had notified the Board of Directors of its withdrawal from its proposed acquisition of the Company described in its Joint Bidding Agreement with Mr. Pomeroy.  The non-binding indication of interest from Mr. Pomeroy and ComVest Investment Partners III LP will be referred to a Special Committee of the Board of Directors.  The press release is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section 9. – Financial Statements and Exhibits

Item 9.01 Financial statements and Exhibits

(d)	Exhibits

99.1      Press release, dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: May 22, 2008	By: /s/ Keith R. Coogan

_________________________________________
Keith R. Coogan, President and Chief Executive Officer